Exhibit 99.1

Company Contact:

Michael J. Rapisand

512-681-8000

investors@tippingpoint.com

TIPPINGPOINT TECHNOLOGIES REPORTS

THIRD QUARTER FISCAL 2004 RESULTS

AUSTIN, Texas—December 12, 2003—TippingPoint Technologies, Inc. (Nasdaq: TPTI) today announced financial results for the quarter ended October 31, 2003.

Overview

The company reports revenues of approximately $2.1 million and $3.0 million for the three months and nine months ended October 31, 2003, respectively. On October 31, 2003, the company had approximately $24.8 million in cash and cash equivalents.

The company’s revenues are from the sale of its high-speed network-based intrusion prevention systems and appliances. All of the revenues were attributable to sales to customers in the United States.

Net loss was approximately $3.1 million and $13.0 million for the three months and nine months ended October 31, 2003, respectively, as compared to a net loss of approximately $6.5 million and $19.1 million for the three months and nine months ended October 31, 2002, respectively. The net loss was $0.57 and $2.44 per share for the three months and nine months ended October 31, 2003, respectively, as compared to a net loss of $1.45 and $4.55 per share for the three months and nine months ended October 31, 2002, respectively.

As previously reported, the company completed the first closing of a private placement in October, 2003, resulting in net proceeds of approximately $11.6 million, which is reflected in the company’s financial statements for the period reported. In November 2003, after obtaining stockholder approval, the company completed the second and final closing of the private placement and received net proceeds of approximately $10.9 million which will be reflected in the company’s financial statements for the subsequent period.

Further information on the company, its business, financial position, results of operations and risks related to the company may be found in its Quarterly Report on Form 10-Q for the quarter ended October 31, 2003 and in its Annual Report on Form 10-K for the year ended January 31, 2003 as filed with the Securities and Exchange Commission.

About TippingPoint Technologies

TippingPoint Technologies is the leading provider of network-based intrusion prevention systems that deliver in-depth protection and attack eradication for corporate enterprises, government agencies, service providers and academic institutions. This innovative approach offers customers an effective network-based security solution with unrivaled economics, ultra-high performance, scalability and reliability. TippingPoint is based in Austin, Texas and can be contacted through its Web site at www.tippingpoint.com or by telephone at 1-88UNITYONE.

Forward-looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to significant risks and uncertainties. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, the company can give no assurance that such expectations or any of their forward-looking statements will prove to be correct, and future results may differ from those discussed in this press release. Important information regarding the factors that may affect the company’s future performance will be included in its Quarterly Report on Form 10-Q for the quarter ended October 31, 2003 and the other public reports that it files with the Securities and Exchange Commission. The company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the company or any other person that the events or circumstances described in such statement are material.

-Tables to follow-

TIPPINGPOINT TECHNOLOGIES, INC.

COMPARATIVE CONDENSED BALANCE SHEETS

(UNAUDITED)

ASSETS	October 31, 2003	January 31, 2003
Current assets:
Cash, cash equivalents and short-term investments	$24,834,494	$27,150,496
Accounts receivable	1,687,691	—
Inventory	1,818,799	1,138,568
Prepaid expenses and other current assets	740,440	862,086

Total current assets	29,081,424	29,151,150
Property and equipment, net	2,816,400	4,499,445
Other	3,310,090	1,896,642

	$35,207,914	$35,547,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$841,663	$881,481
Current portion of long-term debt	582,283	418,578
Accrued liabilities	5,053,409	4,580,553

Total current liabilities	6,477,355	5,880,612
Long-term debt, excluding current portion	464,902	612,316
Other liabilities	254,980	369,730

Total liabilities	7,197,237	6,862,658

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 250,000,000 shares authorized; 6,353,359 shares issued and outstanding as of October 31, 2003 and 5,250,000 shares issued and outstanding as of January 31, 2003	63,534	52,500
Additional paid-in capital	329,002,784	314,476,579
Deferred stock-based compensation	(2,858,100)	(636,125)
Stockholder notes receivable	(652,800)	(652,800)
Accumulated other comprehensive income	—	3,750
Accumulated deficit	(297,544,741)	(284,559,325)

Total stockholders’ equity	28,010,677	28,684,579

	$35,207,914	$35,547,237

TIPPINGPOINT TECHNOLOGIES, INC.

COMPARATIVE CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2003	2002	2003	2002
Revenues	$2,052,510	$—	$3,019,947	$—
Cost of revenues	627,991	—	1,782,322	—

Gross margin	1,424,519	—	1,237,625	—

Operating expenses:
Research and development[1]	1,980,872	4,115,078	6,708,937	11,805,900
Sales and marketing[1]	1,730,200	1,204,576	5,183,673	2,699,329
General administrative[1]	652,399	1,089,575	2,068,403	3,555,837
Amortization of deferred stock-based compensation	221,052	183,433	492,990	683,815

Total operating expenses	4,584,523	6,592,662	14,454,003	18,744,881

Operating loss	(3,160,004)	(6,592,662)	(13,216,378)	(18,744,881)
Interest income, net	57,476	142,243	230,962	489,158

Loss from continuing operations	(3,102,528)	(6,450,419)	(12,985,416)	(18,255,723)
Discontinued operations:
Loss on disposal of a discontinued business	—	—	—	(813,033)

Net loss	$(3,102,528)	$(6,450,419)	$(12,985,416)	$(19,068,756)

Per share data:
Net basic and diluted loss from continuing operations per common share	$(0.57)	$(1.45)	$(2.44)	$(4.36)
Net basic and diluted loss from discontinued operations per common share	—	—	—	(0.19)

Net basic and diluted loss per common share	$(0.57)	$(1.45)	$(2.44)	$(4.55)

Weighted average common shares outstanding	5,429,651	4,435,640	5,322,462	4,184,912

1Amounts exclude amortization of deferred stock-based compensation as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2003	2002	2003	2002

Research and development	$96,973	$126,194	$180,053	$508,865
Sales and marketing	114,497	—	226,716	6,677
General and administrative	9,582	57,239	86,221	168,273

TOTAL	$221,052	$183,433	$492,990	$683,815

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